Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the InsWeb Corporation 2008 Stock Option Plan of InsWeb Corporation of our report dated March 31, 2008, with respect to the consolidated financial statements and schedule of InsWeb Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Sacramento, California

April 25, 2008